EXHIBIT 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Thomas Wiggans, certify that:
     1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Peplin, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ THOMAS WIGGANS
Thomas Wiggans,
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: October 28, 2009